FOR IMMEDIATE RELEASE
September 16, 2010

NORFOLK SOUTHERN ANNOUNCES PRIVATE EXCHANGE OFFER

NORFOLK, VA. — Norfolk Southern Corporation announced today the commencement of an offer to exchange (the "Exchange Offer") any and all outstanding 7.90% Notes due 2097 (the “Existing Notes”) for 5.30% Notes due 2040 (the “New Notes”) and cash, upon the terms and subject to the conditions as set forth in an offering memorandum (the “Offering Memorandum”) and a related letter of transmittal.  The Exchange Offer is subject to certain conditions. The New Notes will be offered only to qualified institutional buyers and outside the United States pursuant to applicable exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The New Notes will be unsecured obligations of Norfolk Southern and will rank pari passu with all other unsecured and unsubordinated indebtedness of Norfolk Southern.

As further described in the Offering Memorandum, eligible holders of Existing Notes ("Holders") who validly tender Existing Notes prior to 5 p.m., New York City time, on Sept. 29, 2010 (the “Early Exchange Date”), will receive an early exchange premium. The Exchange Offer will expire at midnight, New York City time, on Oct. 14, 2010, unless extended or earlier terminated by Norfolk Southern Corporation.

Tenders in the Exchange Offer may be validly withdrawn at any time prior to the Early Exchange Date, but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law.  Tenders submitted in the Exchange Offer after the Early Exchange Date will be irrevocable except in the limited circumstances referred to in the preceding sentence.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

under the securities laws of any such jurisdiction. The New Notes will not be registered under the Securities Act and they may not be offered or sold in the United States absent registration or an applicable exemption from registration.  Documents relating to the Exchange Offer will only be distributed to Holders who properly complete and return a letter of eligibility confirming that they are within the category of eligible holders for this private offer. Holders who desire a copy of the letter of eligibility should contact D.F. King & Co., Inc., the information agent for the Exchange Offer, at (800) 848-3416 (U.S. toll-free) or (212) 269-5550 (collect).

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway subsidiary operates approximately 21,000 route miles in 22 states and the District of Columbia, serving every major container port in the eastern United States and providing superior connections to western rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is North America’s largest rail carrier of metals and automotive products.

Forward-Looking Statements
This release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern will consummate the offering.  Forward-looking statements reflect management's good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which management has little or no control, including: legislative and regulatory developments; transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; general economic conditions; impacts of environmental regulations on utility coal customers and/or the value of certain of Norfolk Southern's assets; competition and consolidation within the transportation industry; the operations of carriers with which it interchanges; disruptions to its technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; results of litigation; natural events such as severe weather, hurricanes, and floods; unavailability of qualified personnel due to unpredictability of demand for rail services; fluctuation in

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

supplies and prices of key materials, in particular diesel fuel; and changes in securities and capital markets.  Information concerning potential factors that could affect Norfolk Southern's financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2009 and its other periodic reports filed with the Securities and Exchange Commission.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  Norfolk Southern undertakes no obligation to update or revise forward-looking statements.

Norfolk Southern contacts:
Media: Frank Brown, 757-629-2710 (fsbrown@nscorp.com)
Investors: Leanne Marilley, 757-629-2861 (leanne.marilley@nscorp.com)